Exhibit 10.1
                                                                    ------------


                                 BLACKROCK, INC.
                       1999 STOCK AWARD AND INCENTIVE PLAN


                             STOCK OPTION AGREEMENT




         Name of Optionee:
         ----------------
         Number of Shares              [        ]   shares of Class A Common Stock, $0.01 par
         Subject to Options:                        value, of BlackRock, Inc. (the "Shares").
         ------------------

         Option Exercise Price:        [$       ]
         ---------------------

         Grant Date:                   [        ]
         ----------

         Vesting Dates:                First Installment: [  ] Options, on [           ]
         -------------
                                       Second Installment: [  ] Options, on [          ]

                                       Third Installment: [  ] Options, on [           ]

         Expiration Date:
         ---------------

                         *        *       *        *        *        *        *


     This Stock Option Agreement (this "Agreement") is executed and delivered as of the Grant Date set forth above by and between BlackRock, Inc., a Delaware company, and its successors (the "Company") and the Optionee set forth above. The Optionee and the Company hereby agree as follows:

1.   Definitions. For all purposes in this Agreement, the following terms shall
     -----------
     have the respective meanings set forth in this Section 1.

     (a) "Affiliate" means any corporation, partnership, joint venture, association, organization or other person or entity that is directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with the person or entity specified.

     (b)  "Cause" means (i) "Cause" as defined in any Individual Agreement, or
          (ii) if there is no such Individual Agreement or if such Individual Agreement does not define "Cause": (A) a material breach by the Optionee of any written policies of the Company or any Affiliate required by law or established to maintain compliance with applicable law or any breach of Section 11 of this Agreement; (B) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct by the Optionee against the Company or any Affiliate or any client of the Company or an Affiliate; (C) conviction (including a plea of nolo contendere) of the Optionee for the commission of a felony that could, in the Company's reasonable judgment, impair the Optionee's ability to perform his or her duties or adversely affect the Company's or any Affiliate's business or reputation; or (D) entry of any order against the Optionee by any governmental body having regulatory authority with respect to the Company's or any Affiliate's business, which order relates to or arises out of the Optionee's employment or service relationship with the Company or any Affiliate. Unless otherwise provided in an Individual Agreement with respect to for Cause terminations, a determination of Cause under the Plan only may be made by the Company's Chief Executive Officer.

     (c)  "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means the Compensation Committee of the Board of Directors of the Company.

     (e) "Disability" means (i) "Disability" as defined in any Individual Agreement, or (ii) if there is no Individual Agreement or the Individual Agreement does not define Disability, the Optionee's physical or mental incapacity constituting disability, as determined under the Company's Long-Term Disability Plan applicable to the Optionee, which, in any event, does or is reasonably expected to continue for at least twelve months.

     (f) "Fair Market Value" means, as of a particular date, (i) the closing sales price per Share on the national securities exchange on which Shares are principally traded for the last preceding date on which there was a sale of Shares on such exchange, or (ii) if Shares are then traded in an over-the-counter market, the average of the closing bid and asked per Share in such over-the-counter market for the last preceding date on which there was a sale of Shares in such market, or
          (iii) if Shares are not then listed on a national securities exchange or traded in an over-the-counter market, the fair market value of a Share shall be determined by a nationally recognized investment banking firm selected by the Committee for such purpose.

     (g) "Individual Agreement" means an employment, consulting or similar agreement between the Optionee and the Company or any Subsidiary or Affiliate of the Company.

     (h)  "Plan" means the 1999 Stock Award and Incentive Plan, as amended.

     (i) "Retirement" means the Optionee's voluntary Termination of Employment other than for Cause after the Optionee has satisfied the Rule of 65 with at least the age of 55 and a total of at least three years of combined and continuous employment with the Company or any Subsidiary, provided, that the Optionee shall have provided written notice to the Company at least one year prior to such Termination of Employment.

     (j) "Rule of 65" means the sum of the Optionee's age and years of combined and continuous years of employment with the Company or any Subsidiary or Affiliate (including periods of employment with an entity prior to its becoming a Subsidiary or Affiliate) equals at least sixty-five


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

          (65). For purposes of determining Rule of 65, years of age and service equal full years and completed months.

     (k) "Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

     (l) "Termination of Employment" means the termination of the Optionee's employment with, or performance of services for, the Company or any Subsidiary or Affiliate. An individual employed by, or performing services for, any Subsidiary or an Affiliate also shall be deemed to incur a Termination of Employment if the Subsidiary or Affiliate ceases to be a Subsidiary or Affiliate, as the case may be, and the individual does not immediately thereafter become an employee of, or service-provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and any Subsidiary or Affiliate shall not be considered Terminations of Employment.

          Capitalized terms not defined herein shall have the meanings ascribed in the Plan. In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

2.   Grant. The Company, pursuant to the Plan (as modified from time to time in
     -----
     accordance with the terms thereof), which is incorporated herein by reference, and subject to the terms and conditions thereof, grants to the Optionee as of the Grant Date an option to purchase (the "Option") the above-mentioned Shares. The Optionee may exercise, on or after the Vesting Dates specified above and on or prior to the Expiration Date specified above, all or any part of the vested Options, at the Option Exercise Price per Share specified above, subject to the terms and conditions set forth in this Agreement. The Option is not intended to qualify and shall not be treated as an "incentive stock option" under ss.422A of the Code.

3.   Vesting. No portion of the Option may be exercised until the date on which
     -------
     such portion shall have become exercisable in accordance with the vesting schedule set forth above. Except as set forth below, and subject to the determination of the Company in its sole discretion to accelerate the vesting schedule hereunder, the Option shall become exercisable with respect to the number of Shares specified on the Vesting Dates set forth above. Once exercisable, the Option shall continue to be exercisable at any time or times prior to the Expiration Date, subject to the provisions hereof and of the Plan.

4.   Exercise of Option.
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     (a)  The Option shall be exercised in the following manner: the Optionee, or the person or persons having the right to exercise the Option upon the death or Disability of the Optionee, shall deliver to the Company a written notice specifying the number of Shares that the Optionee elects to purchase. Until the Company notifies the Optionee to the contrary, the form attached to this Agreement as Annex A shall be used to exercise the Option granted hereunder. The Optionee must include with the notice full payment for any Shares being purchased under an Option.

     (b) Payment of the Option Exercise Price for any Shares being purchased must be made (i) in cash or by certified or cashier's check, (ii) by delivering to the Company a number of Shares (that have been owned without any restrictions by the Optionee for at least six months prior to the date of exercise of the Option or such other period as may be specified by the Committee) equal in value to the aggregate Option Exercise Price for that portion of the Option then being exercised, or
          (iii) through a broker's cashless exercise procedure approved by the Committee. If the Optionee pays by delivering Shares, the Optionee must include with the notice of exercise the certificates for such Shares either duly endorsed for transfer or accompanied by an appropriately executed stock power in favor of the Company. The Shares delivered by the Optionee will be valued by the Company at their Fair Market Value on the day preceding the date of exercise of the Option.

     (c) Not less than 100 Shares may be purchased at any time upon the exercise of an Option, unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option. The Option may be exercised only to purchase whole Shares and in no case may a fractional Share be purchased.

     (d) The Company may require the Optionee to pay, prior to the delivery of any Shares to which such Optionee shall be entitled upon exercise of an Option, an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld by the Company with respect to any Option. Such amount shall be paid (i) in cash or by certified or cashier's check, (ii) by delivering to the Company a number of Shares (that have been owned without any restrictions by the Optionee for at least six months prior to the date of exercise of the Option or such other period as may be specified by the Committee) equal in value to the federal, state and local income taxes and other amounts required by law to be withheld by the Company with respect to any Option, or (iii) through a broker's cashless exercise procedure approved by the Committee. Alternatively, the Optionee may authorize the Company to withhold from the number of Shares he or she would otherwise receive upon exercise of an Option that number of Shares having a Fair Market Value equal to the minimum required amount of such tax withholding obligation. Until the Company notifies the Optionee to the contrary, the form attached to this Agreement as Annex B shall be used to make such election pursuant to this Section 4(d).

     (e) Notwithstanding any other provision hereof or of the Plan, no portion of the Option shall be exercisable (i) after termination of the Option in accordance with the provisions hereof, (ii) after the Expiration Date hereof, or (iii) at any time unless all necessary regulatory or other approvals have been received.

5.   Termination of Employment - for Cause. The Option (whether or not
     -------------------------------------
     exercisable) shall terminate upon the Optionee's Termination of Employment by the Company for Cause.

6.   Termination of Employment - Other than for Cause. Upon the Optionee's
     ------------------------------------------------
     Termination of Employment by the Company or one of its Affiliates or

     Subsidiaries other than for Cause, subject to the Optionee's continued compliance with Section 11 below and the execution and non-revocation of a general release in the Company's favor, (i) all outstanding Options that were otherwise exercisable as of the Optionee's Termination of Employment and (ii) a number of Options equal to the positive difference, if any, between (x) the number of Shares subject to this Agreement multiplied by a fraction, the numerator of which equals the number of full months, rounded down to the nearest whole month, elapsed from the Grant Date through the Optionee's Termination of Employment and the denominator of which equals 60 and (y) the number of Shares subject to this Agreement that have previously vested, shall become exercisable as of the Optionee's Termination of Employment and, in each case, shall remain exercisable for ninety days following the date of such Termination of Employment (but in no event later than the Expiration Date) and shall thereafter terminate. Any portion of the Option that had not yet become exercisable as of the Termination of Employment (excluding for this purpose any Options that otherwise become vested pursuant to clause (ii) of this Section 6) shall terminate immediately effective as of such date, with no payment made in consideration therefor.

7.   Termination of Employment - Voluntary Termination. If the Optionee
     -------------------------------------------------
     voluntarily terminates employment with the Company or an Affiliate (other than due to Retirement or Disability), subject to the Optionee's continued compliance with Section 11 below and the execution and non-revocation of a general release in the Company's favor, all outstanding Options that were otherwise exercisable as of the Optionee's Termination of Employment shall remain exercisable for ninety days following the date of such Termination of Employment (but in no event later than the Expiration Date), and shall thereafter terminate. Any portion of the Option that had not yet become exercisable as of the Termination of Employment shall terminate immediately effective as of such date, with no payment made in consideration therefor.

8.   Termination of Employment - Death. Upon the Optionee's Termination of
     ---------------------------------
     Employment as a result of death, all outstanding Options (whether or not exercisable) shall vest as of the Optionee's Termination of Employment and shall remain exercisable through the Expiration Date.

9.   Termination of Employment - Disability. If the Optionee's Termination of
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     Employment with the Company or an Affiliate is as a result of Disability, subject to the Optionee's continued compliance with Section 11 below and the execution and non-revocation of a general release in the Company's favor, all outstanding Options that were otherwise exercisable as of the Optionee's Termination of Employment shall remain exercisable through the Expiration Date and, on the first anniversary of the Optionee's Termination of Employment, all unvested Options shall become vested and shall remain exercisable through the Expiration Date.

10.  Termination of Employment - Retirement. Upon the Optionee's Termination of
     --------------------------------------
     Employment as a result of Retirement, subject to the Optionee's continued compliance with Section 11 below and the execution and non-revocation of a general release in the Company's favor, (i) all outstanding Options that were otherwise exercisable as of the Optionee's Termination of Employment and (ii) a number of Options equal to the positive difference, if any, between (x) the number of Shares subject to this Agreement multiplied by a fraction, the numerator of which equals the number of full months, rounded


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

     down to the nearest whole month, elapsed from the Grant Date through the Optionee's Termination of Employment and the denominator of which equals 60 and (y) the number of Shares subject to this Agreement that have previously vested, shall become exercisable as of the Optionee's Termination of Employment and, in each case, shall remain exercisable through the Expiration Date and shall thereafter terminate. Any portion of the Option that had not yet become exercisable as of the Termination of Employment (excluding for this purpose any Options that otherwise become vested pursuant to clause (ii) of this Section 10) shall terminate immediately effective as of such date, with no payment made in consideration therefor.

11.  Optionee's Covenants and Acknowledgements. In order to induce the Company
     -----------------------------------------
     to enter into this Agreement, the Optionee hereby covenants and acknowledges to the Company as follows:

          (a) Non-Disclosure. The Optionee may not, during or subsequent to the Optionee's employment with the Company or any of its Affiliates, without the prior written consent of the Company, use, divulge, disclose, or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information (as defined below) pertaining to the business of the Company or any of its Affiliates except (i) while employed by the Company or any of its Affiliates or Subsidiaries, in the business of and for the benefit of the Company or any of its Affiliates or Subsidiaries, or (ii) when required to do so by a court of competent jurisdiction or regulatory body. In the event that the Optionee becomes compelled by an order of a court to disclose any Confidential Information, the Optionee is required to provide the Company with prompt, prior written notice and to disclose only that portion of the Confidential Information which is legally required.

     For purposes of this Agreement, "Confidential Information" shall mean any non-public information (whether oral, written or contained on computer systems) relating to the business or the affairs of the Company and its Affiliates or of any client of the Company or of any of its Affiliates, whether obtained from the Company or any of its Affiliates, any client of the Company or any of its Affiliates or known by the Optionee as a consequence of or through the Optionee's relationship with the Company or any of its Affiliates, whether obtained before or after the Optionee executes this Agreement and whether obtained from an entity which was not a Company Affiliate at the time such information became available but which is now or later becomes an Affiliate of the Company. Such information includes but is not limited to non-public information concerning the financial data, strategic or financial plans, business plans, proprietary project information, marketing plans, future transactions (regardless of whether or not such transactions are executed), customer lists, employee lists, employees' salary and other compensation, partners' compensation, and other proprietary and confidential information of the Company, the Company's Affiliates or any of their clients, that, in any case, is not otherwise available to the public. Confidential Information includes information encompassed in drawings, designs, plans, proposals, reports, research, marketing and sales plans, financial information, costs, quotations, specification sheets and recording media. Confidential Information also includes information which relates directly or indirectly to the computer systems and computer technology of the Company and its Affiliates, including but not limited to source codes, object codes, reports, flow charts, screens, algorithms, use manuals, installation and/or operation manuals, computer software, spreadsheets, data computations, formulas, techniques, databases, and any other form or compilation of computer-related information.

     It is the policy of the Company not to use or accept any Confidential Information of third parties, including former employers of the Optionee. The Optionee shall not disclose such Confidential Information of third parties to the Company or any of its Affiliates, their employees, agents, or independent contractors, or to any other third party, and shall not use such Confidential Information of third parties while employed by the Company or any of its Affiliates, unless the Optionee has obtained and presented to the Company the appropriate authorizations for such use or disclosure from such third parties and has also obtained the Company's approval of such use or disclosure.

     The Company and its Affiliates may, from time to time, enter into agreements and/or business relationships with third party vendors and/or suppliers of information as a result of which the Optionee may have access to Confidential Information proprietary to such third parties ("Third Party Confidential Information"). The use and disclosure by the Optionee of Third Party Confidential Information shall be governed by the terms and conditions of this Agreement and shall be in strict compliance with any existing agreement between the Company or any of its Affiliates and the third parties to hold such information confidential. Prior to using any Third Party Confidential Information, the Optionee is required to inquire whether and to what extent the use of such Third Party Confidential Information is governed by an existing agreement.

     The Company and its Affiliates may at times develop appropriate information barriers to assure that restricted information related to a client of the Company or an Affiliate of the Company is not improperly communicated or disclosed to other employees within the Company and its Affiliates. If the Optionee has reason to believe that he or she is subject to any information barrier, the Optionee is required to inquire of the human resources or compliance department as to the applicability and terms of any such information barrier.

     The Optionee agrees that the Company is the exclusive owner of any business-related ideas, products, materials, discoveries, inventions, computer programs, research, writing or other work products developed by the Optionee that are in the scope of, or otherwise related to the business of the Company or its Affiliates. Whenever requested to do so by the Company, the Optionee shall execute any and all applications, assignments, or other instruments that the Company deems necessary to apply for and obtain patents or copyrights in the United States or any foreign country or otherwise protect the Company's interest therein. Such obligations shall continue beyond the Optionee's Termination of Employment with the Company with respect to business-related ideas, products, materials, discoveries, inventions, computer programs, research, writing or other work products developed, conceived or made by the Optionee during the term of the Optionee's employment with the Company. Further, the Optionee agrees that such obligation will be binding on the Optionee's assigns, executors, administrators and other legal representatives. The Optionee is required to return to the Company all Confidential Information (including all reproductions thereof whether on computer diskette or otherwise) furnished to or otherwise in their possession immediately upon request or their resignation or Termination of Employment.

          (b) Non-Solicitation of Clients, etc. The Optionee shall not, for a period of one year immediately following the Termination of Employment, whether on his or her own behalf or on behalf of or in conjunction with any person, company, business entity or other organization whatsoever, directly or indirectly, (i) call on, interfere with, solicit or assist in soliciting the business of any "Client" or "Prospective Client" or (ii) accept business from, or enter into a relationship with, any such "Client" or "Prospective Client", with whom the Optionee has had personal contact or dealings on behalf of the Company or its Affiliates during the one year period immediately preceding his or her Termination of Employment or with whom employees reporting to the Optionee has had personal contact or dealings on behalf of the Company or its Affiliates during the one year period immediately preceding the Termination of Employment. Notwithstanding the foregoing, the Optionee may engage in business activities with "Intermediary Clients", provided that the Optionee shall not (x) interact with any Intermediary Client with respect to business placed with or through such Intermediary Client by the Company or (y) engage in any conduct interfering with or damaging the Company's relationship with any Intermediary Client.

     For purposes of this Agreement, the term "Client" shall mean any person, firm, company, or other organization (including an Intermediary Client) to whom the Company or any of its Affiliates has supplied services, products or professional advice, and "Prospective Client" shall mean any person, firm, company or other organization (including an Intermediary Client) with whom the Company or any of its Affiliates has had negotiations or discussions regarding the possible supply of products or services, or with respect to whom the Company or any of its Affiliates has expended significant time, effort or money in developing a bid or proposal for the supply of service, products or advice; and "Intermediary Client" shall mean any person or entity (such as a broker dealer, distributor, financial adviser, administrator or other marketing or service organization) through which the Company offers, markets, distributes or provides its services, products or advice.

          (c) Non-Enticement of Employees; No Hire. The Optionee shall not, during his or her employment and for a period of one year immediately following the Optionee's Termination of Employment, either on his or her own account or in conjunction with or on behalf of any other person, company, business entity or other organization whatsoever, directly or indirectly (i) induce, solicit, entice or procure any person who is an employee of the Company or any of its Affiliates to leave such employment or (ii) accept into employment, hire or otherwise engage or use the services of, or actively interfere with the Company's or any Affiliates' relationship with, any person who is an employee of the Company or any of its Affiliates or who was an employee of the Company or any of its Affiliates during the period commencing one year prior to the Termination of Employment.

          (d) Non-Disparagement; No Conflicts. The Optionee shall not at any time during or subsequent to the Optionee's employment with the Company or any of its Affiliates, criticize, speak ill of, disparage or make false statements in respect of the Company, its Affiliates or any of their employees; provided, however, that the Optionee shall not be prohibited from making truthful statements about the Company or any of its Affiliates. The Optionee also shall not, during the course of employment with the Company or any of its Affiliates take any action which conflicts with (or appears to conflict with) the Company's or any of its Affiliates' business interests except if ordered to do so by a court or government agency.

          (e) Enforceability; Injunction. The Company and the Optionee agree that in the event that any one or more of the terms and conditions set forth in this Agreement is held to be invalid, illegal or unenforceable,


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

     the validity, legality and enforceability of the remaining terms and conditions will not in any way be affected or impaired thereby. Moreover, if any one or more of the terms and conditions contained in this Agreement are held to be excessively broad as to duration, scope, activity or subject, such terms and conditions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law. The Optionee acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of this Section 11 would be inadequate and, in recognition of this fact, the Optionee agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

12.  Forfeiture. In the event of any breach by the Optionee of the Company's
     ----------
     Confidentiality and Employment Policy, as it may be amended from time to time (the "Confidentiality Policy"), or the provisions of Section 11 by the Optionee, the Company shall have the right, if such conduct or activity occurs within one year following the most recent date upon which Shares are delivered to the Optionee, to require the Optionee to repay to the Company the positive difference between the Fair Market Value of the Shares and the Option Exercise Price. Such repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in Shares or cash or a combination thereof (based upon the Fair Market Value of Shares on the day of payment), and the Committee may provide for an offset to any future payments owed by the Company or any Subsidiary or Affiliate to the Optionee, if necessary, to satisfy the repayment obligation. The determination of whether the Optionee has engaged in a breach of the Confidentiality Policy or Section 11 shall be determined by the Committee in its sole discretion.

13.  Incorporation by Reference. The obligation of the Company to deliver any
     --------------------------
     Shares upon exercise of an Option under this Agreement is specifically subject to all provisions of the Plan and all applicable laws, rules, regulations and governmental and stockholder approvals

14.  Transferability. This Agreement is personal to Optionee, is non-assignable
     ---------------
     and is not transferable in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and is exercisable, during Optionee's lifetime, only by Optionee or his or her guardian or legal representative.

15.  Notice. Any notice by the Optionee to the Company hereunder shall be in
     ------
     writing and shall be deemed duly given only upon receipt thereof by the Company at its principal offices. Any notice by the Company to the Optionee shall be in writing and shall be deemed duly given if mailed to the Optionee at the address last specified to the Company by the Optionee.

16.  Amendment. This Agreement may be amended or modified at any time only by an
     ---------
     instrument in writing signed by each of the parties hereto.

17.  Binding; Successors. This Agreement shall apply to and bind the Optionee
     -------------------
     and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

18.  Headings. The headings of sections herein are included solely for
     --------
     convenience of reference and shall not affect the meaning or interpretation of any of the provisions hereof.

19.  Governing Law. The validity and construction of this Agreement shall be
     -------------
     governed by the laws of the State of Delaware (excluding any conflict of law, rule or principle of Delaware law that might refer the governance, construction or interpretation of this Agreement to the laws of another state).

20.  Notices. Any notice required or permitted to be given under the Agreement
     -------
     shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

     If to the Company:

             BlackRock, Inc.
             40 E. 52nd Street
             New York, New York 10022
             Attn:  Robert Connolly, General Counsel

     If to the Optionee:

               To the last address delivered to the Company by the Optionee in the manner set forth herein.

21.  Entire Agreement. The Agreement and the Plan constitute the entire
     ----------------
     agreement among the parties relating to the subject matter hereof, and any previous agreement or understanding among the parties with respect thereto is superseded by this Agreement and the Plan.

22.  Counterparts. This Agreement may be executed in two counterparts, each of
     ------------
     which shall constitute one and the same instrument.



                                    * * * * *



This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated herein as provisions of this Agreement. If there is a conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized representative and the Optionee has hereunto set his hand as of the Grant Date.

                              BLACKROCK, INC.



                              By:
                                 ----------------------------------------------
                                 Name: Laurence D. Fink
                                 Title:   Chairman and Chief Executive Officer


                              OPTIONEE

                              -------------------------------------------------
                              Name (Please Print)

                              -------------------------------------------------
                              Signature                                   Date

                                                                        Annex A

                                 BLACKROCK, INC.
                             OPTION EXERCISE NOTICE

NOTE: A Tax Election Form (Annex B) must be submitted with this Notice of
-------------------------------------------------------------------------
Exercise. A Separate Annex A must be submitted for each option grant being
--------------------------------------------------------------------------
exercised.
---------

     I, the undersigned Optionee, pursuant to the BlackRock, Inc. ("BlackRock") 1999 Stock Award and Incentive Plan (the "Plan") and the provisions of the Option Agreement dated ________________, after taking into account all prior exercises (if any) and all required adjustments set forth in Section 5 of the Plan, hereby irrevocably elect to exercise the foregoing option grant as set forth below:



If this option exercise is being completed through Brokerage Service/Margin Account pursuant to the "cashless option exercise" procedure under Regulation T of the Federal Reserve Board, please check here ___.



OPTIONS EXERCISED:

Number of options being exercised:.................................
                                                                   -------------

Total exercise price (number of options exercised x exercise price of options
granted) at $                      per share ...................:$
             ---------------------                                --------------


FORM OF PAYMENT:

Payment of the total exercise price must be delivered by you or your broker
                                    ---------------------------------------
together with this Annex A at the time of exercise. The options will be
--------------------------------------------------
considered exercised only upon receipt of the payment of the exercise price by
                     ----
BlackRock. The total exercise price consists of the following (check all that apply):
    --
(A)|  | Payment by remittance of cash or certified or cashier's check made
    --
        payable to "BlackRock, Inc." in the amount of         $
                                                               ---------------.
    --
(B)|  | Payment by broker's cashless option exercise procedure in the amount of
    --                                                        $
                                                               ---------------.

        Brokerage Firm:
                       --------------------------------------------------------

        Name of Broker Representative:
                                       ----------------------------------------

        Phone number:
                       --------------------------------------------------------

        Account Number (if known):
                                    -------------------------------------------

        Wire transfers in immediately available funds of the total exercise price should be directed to:

        BlackRock, Inc.
        Chase Manhattan Bank
        Account No.  967-980593
        ABA No. 021-000-021
        Reference - Stock Option Exercise

    --
(C)|  | Payment by tender of unrestricted shares of BlackRock common stock
    --
        held by you for at least 6 months following the lapse of any restrictions.


        Certificate Number(s)     Number of Shares      Certificate Number(s)     Number of Shares

        ---------------------     ----------------      ---------------------     ----------------
        ---------------------     ----------------      ---------------------     ----------------
        ---------------------     ----------------      ---------------------     ----------------


     I acknowledge and agree that I am restricted from purchasing or selling BlackRock securities except during the window periods stated in the BlackRock Insider Trading Policy as periodically announced by the BlackRock Legal and Compliance Department. In addition, pursuant to the BlackRock Advisory Employee Investment Transaction Policy, I must obtain prior approval of all purchases and sales of BlackRock securities, including option exercises and tenders of unrestricted BlackRock common stock, in payment for the exercise of options. If you have any questions regarding the BlackRock Insider Trading Policy or the BlackRock Advisory Employee Investment Transaction Policy, please contact a member of the Legal and Compliance Department.

     Contact Peter Swetz at (212) 810-3122 before the anticipated exercise date if BlackRock common stock will be used for payment. An attestation procedure is available which can avoid the need for physical delivery of share certificates.


 --
|  | Please deliver my shares to the brokerage account indicated above.
 --
                                    or

 --
|  | Please register and deliver a physical certificate        Requested Denomination of Certificate(s):
 --  from this exercise as follows:                                                                     ---------------------------

Name:                                                          Address:
       ------------------------------------------------                 -----------------------------------

-------------------------------------------------------                 -----------------------------------
(if multiple, state legal title: e.g., JTROS)

     Remit this Option Exercise Form, along with the Transaction Approval
Notification sent via e-mail by the BlackRock Legal and Compliance Department and the Tax Election Form (Annex B), to Peter Swetz by 5:00 p.m. on the date of exercise.



Name (Print):                                                             Social Security Number:
             -------------------------------------------------                                   ----------------------------------

--------------------------------------------------------------            Telephone Number:
Signature of Optionee                                 Date                                 ----------------------------------------

                                                                          ---------------------------------------------------------
                                                                          Company Signature                        Receipt Date

                                                                        Annex B


                                 BLACKROCK, INC.
                                  STOCK OPTION
                                TAX ELECTION FORM

NOTE: If more than one Annex A is attached, this Annex B will apply to all
--------------------------------------------------------------------------
option exercises unless you make special arrangements.
-----------------------------------------------------

Withholding and reporting are required on the taxable income resulting from your exercise of this Option. The taxable income is the excess of the average of the high and low sales prices of the shares acquired pursuant to the option on the date the Option Exercise Notice is accepted by BlackRock, Inc. ("BlackRock") over the exercise price. You or your broker will be notified of the taxes due on the exercise of your options after delivery of this Annex B. Settlement proceeds will not be delivered until the withholding amount has been collected from you or your broker.

I.  Calculation of Estimated Withholding Tax:
    ----------------------------------------

Taxes will be calculated by using applicable FICA, state, local and other tax rates based on your bi-weekly payroll tax withholdings. However, please indicate below if you would like to withhold more than the required minimum federal income tax withholding (currently % in 200 ), not to exceed the maximum marginal tax rate, currently 35.0%; otherwise, you do not need to complete this section. If you elect to satisfy the withholding obligation by having BlackRock withhold the sufficient number of shares otherwise issuable upon exercise of the options, BlackRock may not withhold more shares than are necessary to satisfy the minimum
              ---
required federal income tax withholding. (NOTE: If you wish to increase your federal income tax withholding rate above the minimum rate and you check box III
(B), you must also check and complete box III (A) and/or III (D) to satisfy the amount of increased withholding you have chosen.) The calculation of estimated tax withholding section below is for your use only.




FOR YOUR USE ONLY                                                    FOR YOUR USE ONLY
-----------------                                                    -----------------

Federal tax                  % (between [   ]% and 35.0%)*           Estimated Fair Market Value Per Share** $
           --------------                                                                                     ---------------------
State tax             %                                              (less) Option Exercise Price Per Share $
         --------------                                                                                       ---------------------
FICA tax              %                                              (equals) Taxable Amount Per Share      $
        --------------                                                                                        ---------------------
Medicare tax             %                                           (times) Number of Options Exercised    $
            --------------                                                                                    ---------------------
Local tax             %                                              (equals) Estimated Taxable Income      $
         --------------                                                                                       ---------------------
Total Tax Rate             %
              --------------






Estimated Taxable Income $          x Total Tax Rate        % = Estimated Tax Withholding $
                          ---------                 --------                               --------------.


*   IF YOU INCREASE THE WITHHOLDING RATE ABOVE 27% AND PLAN TO CHECK BOX III
(B), PLEASE SEE THE IMPORTANT NOTE IMMEDIATELY ABOVE

** The closing price of a share of BlackRock common stock on the day prior to exercise.

II. Form of Payment of Estimated Withholding Tax You or your broker will be
    --------------------------------------------
notified of the taxes due on the exercise of your options after delivery of this Annex B. Settlement proceeds will not be delivered until the withholding amount has been collected from you or your broker. Once notified, payment of the estimated withholding tax will consist of (check all that apply):

    --
(A)|  | Payment by remittance of cash or certified or cashier's check made
    --  payable to "BlackRock, Inc." in the amount of $
                                                       ----------.
    --
(B)|  | Payment by withholding of the sufficient number of shares otherwise
    --
        issuable upon exercise of the options. (NOTE: if you use this method, we may not withhold more shares than are necessary to satisfy the
               ---
        required minimum federal income tax withholding.)

    --
(C)|  | Payment by broker's cashless exercise procedure in the amount of
    --  $
         -------------.

        Brokerage Firm:
                       --------------------------------------------------------

        Name of Broker Representative:
                                      -----------------------------------------

        Phone number:
                      ---------------------------------------------------------

        Account Number (if known):
                                  ---------------------------------------------

        Wire transfers in immediately available funds of the tax-withholding amount should be directed to:

        BlackRock, Inc.
        Chase Manhattan Bank
        Account No.  967-980593
        ABA No. 021-000-021
        Reference - Stock Option Exercise

     --
 (D)| | Payment by tender of unrestricted shares of BlackRock common stock -- held by you for at least 6 months following the lapse of any restrictions.



        Certificate Number(s)     Number of Shares      Certificate Number(s)     Number of Shares

        ---------------------     ----------------      ---------------------     ----------------
        ---------------------     ----------------      ---------------------     ----------------
        ---------------------     ----------------      ---------------------     ----------------
        ---------------------     ----------------      ---------------------     ----------------



You are restricted from purchasing or selling BlackRock securities except during the window periods stated in the BlackRock Insider Trading Policy as periodically announced by the BlackRock Compliance Department. In addition, pursuant to the BlackRock Advisory Employee Investment Transaction Policy, you must obtain prior approval of all purchases and sales of BlackRock securities, including option exercises and tenders of unrestricted BlackRock common stock, in payment for the exercise of options. If you have any questions regarding the BlackRock Insider Trading Policy or the BlackRock Advisory Employee Investment Transaction Policy, please contact a member of the Legal and Compliance Department.

Contact Peter Swetz at (212) 810-3122 before the anticipated exercise date if BlackRock common stock will be used for payment. An attestation procedure is available which can avoid the need for physical delivery of share certificates.

Remit this Tax Election Form, along with the Transaction Approval Notification sent via e-mail by the BlackRock Legal and Compliance Department and the Option Exercise Form (Annex A), to Peter Swetz by 5:00 p.m. on the date of exercise.



Name (Print):                        Social Security Number:
              ------------------                            -------------------

--------------------------------     ------------------------------------------
Signature of Optionee       Date     Company Signature             Receipt Date